Exhibit 99.1

MasterBeat Corporation Completes Acquisition of AudioStreet, Inc.

Together the sites aim to become the premier digital music destination for consumers seeking access to dance and DJ remixes and independent music artists

NEW YORK – (February 25, 2011) Masterbeat Corporation (OTCBB:  MSTO) which owns and operates www.masterbeat.com, announced today that it has consummated its acquisition of AudioStreet, Inc., a privately-held operator of website communities focused on music-based content, including www.AudioStreet.net, www.MixStreet.net and www.LiveMansion.com.

Brett Henrichsen, Masterbeat’s CEO and Founder, announced, “Masterbeat was founded in an effort to create the best possible user experience for audiophiles and to offer only the highest quality ‘audio files’ in the process.  This deal will strengthen Masterbeat’s efforts to become the premier digital music community on the web.” Masterbeat.com is a digital music download store offering consumers over 5 million tracks, ranging from past and present hits to rare and exclusive dance and DJ remixes from both major and independent labels.  Henrichsen will step down as CEO to assume the position of Chief Creative Officer.  “Relieving me of the responsibility of operating our back office on a daily basis will allow me to focus my energy on driving massive traffic to the sites and increasing revenue,” Henrichsen said.  Music Industry Heavyweight Dick Wingate will remain the Chairman of the combined companies.

AudioStreet.net and MixStreet.com were launched in 2004 and 2005, respectively, as online destinations for musicians, DJs and music mixologists. The sites provide a platform for artist discovery and for the promotion and distribution of new music from independent producers.  Combined, these two sites currently have over 40,000 brands and 20,000 actively participating DJs. Chris Messalas, Chairman of AudioStreet, Inc. stated, “We are excited about the synergy that exists between AudioStreet’s brands and Masterbeat. We look forward to the imminent growth of all of the brands under the stewardship of the Masterbeat team.”  Mr. Messalas has been appointed CEO of Masterbeat Corporation and will lead the joint entity.

Chris Messalas, 44, has been the Chairman and CEO of AudioStreet, Inc. since 2008, In addition, Mr. Messalas has over 19 years’ experience in the securities industry and his specialty is in the micro and small cap markets. As the Managing Partner of LeadDog Capital LP, Mr. Messalas has formed strategic relationships with some of the world’s largest institutional investors and lenders allowing them to structure creative corporate financing solutions for high growth companies.

Jan Chason, 65, has been appointed COO and CFO of Masterbeat Corporation.  Jan has extensive experience in financial management in the entertainment industry and has served as the CFO and in other senior financial positions for several public companies.  He was part of the team that built SFX Radio and SFX Entertainment into Live Nation Entertainment.   He is also the CFO of several small cap companies and prior to serving in these positions Mr. Chason was a Partner in Ernst & Young LLP.

Forward Looking Statement Disclosure

This press release contains certain "forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding the efficacy of potential products, the timelines for bringing such products to market and the availability of funding sources for continued development of such products. Forward-looking statements are based on management's estimates, assumptions and projections, and are subject to uncertainties, many of which are beyond the control of AudioStreet, Inc. and Masterbeat Corporation. Actual results may differ materially and adversely from those anticipated in any forward-looking statement.

More detailed information about Masterbeat Corporation and risk factors that may affect the realization of forward-looking statements, including the forward-looking statements in this press release is set forth in Masterbeat's filings with the Securities and Exchange Commission. Masterbeat Corporation urges investors and security holders to read those documents free of charge at the Commission's Web site at http://www.sec.gov. Interested parties may also obtain those documents free of charge from Masterbeat Corporation. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Masterbeat Corporation undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Company Contact:

MasterBeat Corporation
Chris Messales CEO
212-737-8301

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